                                                                    EXHIBIT 10.8


                        BEACON EDUCATION MANAGEMENT, INC.

                      2000 STOCK INCENTIVE PLAN, AS AMENDED

SECTION 1. PURPOSE; DEFINITIONS.

         The purpose of this Plan is to enable the Company to attract, retain and reward directors, officers and key employees of and consultants to the Company and its Subsidiaries, and to strengthen the mutuality of interests between such directors, officers, key employees and consultants by awarding such directors, officers, key employees and consultants stock options, other equity interests or equity-based incentives in the Company. The creation of the Plan shall not diminish or prejudice other compensation programs approved from time to time by the Board.

         For purposes of the Plan, the following terms are defined as set forth below:

         A. "Award" means the grant of a Stock Option, Restricted Stock; Stock Appreciation Right or other Stock Based Award.

         B.       "Board" means the Board of Directors of the Company.

         C. "Book Value" of the Common Stock means book value of the issued and outstanding shares of Common Stock as determined by the Company's certified public accountants on the basis of the Company's most recent audited consolidated balance sheet if the relevant date of determination of Book Value is June 30, or, if the relevant date of determination of Book Value is September 30, December 31 or March 31, as determined by the Company's accountants in accordance with generally accepted accounting principles and practices applied on a consistent basis.

         D. "Cause" means the Optionee's fraud, embezzlement, defalcation, gross negligence in performance or nonperformance of the Optionee's duties, or failure or refusal to perform the Optionee's duties (other than as a result of Disability) at any time;

         E. "Change in Control" has the meaning provided in Section 9(b) of the Plan.

         F.       "Change in Control Price" has the meaning provided in
Section 9(d) of the Plan.

         G. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         H. "Committee" means the Committee referred to in Section 2 of this Plan.

         I. "Common Stock" means the Company's common stock, par value $0.01 per share.

         J. "Company" means Beacon Education Management, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

         K. "Disability" means, at the discretion of the Committee, (i) a condition in which an individual shall, as a result of bodily injury or disease, be prevented thereby from engaging in any business or occupation and from performing any and all work for compensation or profit, as determined by the Committee or (ii) disability as defined in the Company's disability insurance policy as in effect from time to time.

         L. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

         M. "Fair Value" means, as of any date, the value of the Common Stock determined as follows:

                  (i) Where there exists a public market for the Common Stock, the Fair Value shall be (A) the closing price for a share of Common Stock for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Committee to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a share of Common stock of Common Stock on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (ii) in the absence of an established market for the Common Stock of the type described in (i), above, the Fair Value thereof shall be determined by the Committee in good faith taking into account as appropriate recent sales of the Common Stock, recent valuations of the Common Stock, the lack of liquidity of the Common Stock, the fact that the Common Stock may represent a minority interest and such other factors as the Committee shall in its discretion deem relevant or appropriate; provided, however, that, in the absence of any recent valuations or recent sales of the Common Stock, the Committee may treat the Book Value of the Common Stock as the Fair Value.

         N. "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

         O. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         P. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         Q. "Optionee" means a director, officer or key employee of, or a consultant to, the Company or any of its Subsidiaries who has received an award of an Incentive Stock Option or a Nonqualified Stock Option pursuant to the Plan.

         R. "Other Stock-Based Award" means an award under Section 8 that is valued in whole or in part by reference to, or is otherwise based on, the Common Stock.

         S. "Performance-Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

         T. "Plan" means this Beacon Education Management, Inc. 2000 Stock Incentive Plan, as amended from time to time.

         U. "Public Offering" means an offering to the general public in the United States through a syndicate of professional investment bankers acting as underwriters on a firm commitment basis of shares of Common Stock, which offering was then made the subject of an effective registration statement filed by the Company with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

         V. "Restricted Stock" means an award of shares of Common Stock that is subject to restrictions under Section 7 below.

         W. "Retirement" means retirement (i) after five years of active service and otherwise in accordance with the Company's tax-qualified retirement plans or (ii) with the consent of the Committee.

         X.       "Stock Appreciation Right" means an award granted under
Section 6 below.

         Y. "Stock Option" or "Option" means any option to purchase shares of Common Stock (including Restricted Stock, if the Committee so determines) granted under Section 5 below.

         Z. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2. ADMINISTRATION.

         The Plan shall be administered by a Committee of not less than two members of the Board who shall be appointed by the Board and who shall serve at the pleasure of the

Board. The functions of the Committee specified in the Plan may be exercised by an existing Committee of the Board. If the Common Stock becomes the subject of a Public Offering, each member of the Committee shall be a "nonemployee director" within the meaning of Rule 16b-3 of the Exchange Act, or any successor rules or regulations. In the absence of a Committee, the Plan may be administered by the Board, which shall be considered the Committee for purposes of the Plan. Notwithstanding the foregoing, as of and after the date that the exemption for the Plan under Section 162(m) of the Code expires, as set forth in Section 14 herein, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Committee" shall be deemed to be references to such Committee or subcommittee.

         The Committee shall have authority to grant, pursuant to the terms of the Plan, to directors, officers, key employees, and consultants eligible under
Section 4: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock and/or (iv) Other Stock-Based Awards.

         In particular, the Committee shall have the authority, consistent with the terms of the Plan:

         (a) to select the directors, officers and key employees of and consultants to the Corporation and its Subsidiaries to whom Stock Options, Stock Appreciation Rights, Restricted Stock and/or Other Stock-Based Awards may from time to time be granted hereunder;

         (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock and/or Other Stock-Based Awards, or any combination thereof, are to be granted hereunder to one or more eligible persons;

         (c) to determine the number of shares to be covered by each such award granted hereunder;

         (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting, acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion); and to amend or waive any such terms and conditions;

         (e) to determine whether and under what circumstances a Stock Option may be settled in cash or Restricted Stock under
                  Section 5(h) or (i), as applicable, instead of Common Stock;

         (f) to determine whether, to what extent, and under what circumstances Option grants and/or other awards under the Plan are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan;

         (g) to determine whether to require payment withholding requirements in shares of Common Stock;

         (h) to adopt, alter, and repeal such rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable;

         (i)      to determine whether any award is to be canceled pursuant to
                  Section 8 of the Plan;

         (j)      to determine whether to repurchase Common Stock pursuant to
                  Section 13 of the Plan;

         (k) to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and

         (l)      to otherwise supervise the administration of the Plan.

         The Committee shall have the authority to adopt, alter, and repeal such rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

         All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3. SHARES OF COMMON STOCK SUBJECT TO PLAN; ADJUSTMENT OF SHARES
           AND AWARDS.


         The aggregate number of shares of Common Stock reserved and available for distribution under the Plan shall not exceed 413,440 shares. Such shares of Common Stock may consist, in whole or in part, of authorized and unissued shares or treasury shares.


         Following the date that the exemption from application of Section 162(m) of the Code described in Section 14 (or any exemption having similar effect) ceases to apply to Awards, the maximum number of Shares of Common Stock with respect to which

Options and Stock Appreciation Rights may be granted to any participant in any fiscal year of the Company shall be One Hundred Thousand (100,000) shares. If any shares of Common Stock that have been optioned cease to be subject to a Stock Option, or if any shares of Common Stock that are subject to any award of Restricted Stock or Other Stock-Based Award granted hereunder are forfeited prior to the payment of any dividends, if applicable, with respect to such shares of Common Stock, or any such award otherwise terminates without a payment being made to the participant in the form of Common Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

         In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in corporate structure affecting the Common Stock, an appropriate substitution or adjustment shall be made in the maximum number of shares that may be awarded under the Plan, in the limitation on the number of shares that may be subject to Options and Stock Appreciation Rights, in the number and price of shares subject to outstanding Options and Stock Appreciation Rights or other awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

SECTION 4. ELIGIBILITY.

         Directors, officers and key employees of and consultants to the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the business of the Company and its Subsidiaries are eligible to be granted awards under the Plan.

SECTION 5. STOCK OPTIONS.

         Stock Options may be granted alone, in addition to, or in tandem with other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

         Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Incentive Stock Options may be granted only to individuals who are employees of the Company or any Subsidiary of the Company.

         The Committee shall have the authority to grant Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options to any participant; provided, however, that Incentive Stock Options may not be granted to any person who is not an employee of the Company or any Subsidiary.

         Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

                  (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% (or, in the case of any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries, not less than 110%) of the Fair Value of the Common Stock at grant, in the case of Incentive Stock Options, and not less than 50% of the Fair Value of the Common Stock at grant, in the case of Non-Qualified Stock Options.

                  (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years (or, with respect to Incentive Stock Options in the case of an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries or parent Companies, more than five years) after the date the Option is granted.

                  (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. The Committee may provide that a Stock Option shall vest over a period of future service at a rate specified at the time of grant, or that the Stock Option is exercisable only in installments. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Committee shall determine in its sole discretion. The Committee may establish performance conditions or other conditions to the exercisability of any Stock Options, as determined by the Committee in its sole discretion, which conditions may be waived by the Committee in its sole discretion.

                  (d) Method of Exercise. Subject to whatever installment exercise restrictions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note, or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or (except in the case of an Incentive Stock Option) after grant, payment in full or in part may also be made in the form of unrestricted shares of Common Stock already owned by the optionee for at least six months. If payment of the exercise price is made in part or in full with Common Stock, the Committee may award to the employee a new Stock Option to replace the Common Stock which was surrendered. If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, such Restricted Stock (and any replacement shares relating thereto) shall remain (or be) restricted in accordance with the original terms of the Restricted Stock award in question, and any additional shares of

         Common Stock received upon the exercise shall be subject to the same forfeiture or other restrictions, unless otherwise determined by the Committee, in its sole discretion, at or after grant. No shares of Common Stock shall be issued until full payment therefor has been made. An Optionee shall generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option when the Optionee has given written notice of exercise, has paid in full for such shares, has entered into an Option Agreement as provided in Section 9 and, if requested, has given the representation described in Section 11(a).

                  (e) Non-Transferability of Options. No Stock Option shall be transferable by the Optionee other than (i) by will or by the laws of descent and distribution or (ii) with the prior written consent of the Committee, and all Stock Options shall be exercisable, during the Optionee's lifetime, only by the Optionee; provided, however, that no Incentive Stock Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution.

                  (f) Termination of Employment or Services.

                  (1) Termination by Death. Subject to Section 5(g), if an Optionee's employment by the Company and any Subsidiary terminates by reason of death, any Stock Option held by such Optionee may thereafter be exercised, to the extent such Option was exercisable at the time of death or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee) by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

                           (2) Termination by Reason of Disability. Subject to
                  Section 5(g), if an Optionee's employment by the Company and any Subsidiary terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee), for a period of
                  (i) two years (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (ii) one year from the date of termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter, in the case of an Incentive Stock Option; provided however, that, if the Optionee dies within the period specified in (i) above (or other such period as the committee shall specify at or after grant), any unexercised Non-Qualified Stock Option held by such Optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of any period that would apply if such Stock Option were a Non-Qualified Stock Option, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

                           (3) Termination by Reason of Retirement. Subject to
                  Section 5(g), if an Optionee's employment by the Company and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of Retirement, any Stock Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of such Retirement or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee), for a period of
                  (i) one year (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (ii) three months from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter, in the event of an Incentive Stock Option; provided however, that, if the Optionee dies within the period specified in (i) above (or other such period as the Committee shall specify at or after grant), any unexercised Non-Qualified Stock Option held by such Optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of the period that would apply if such Stock Option were a Non-Qualified Stock Option, the option will thereafter be treated as a Non-Qualified Stock Option.

                           (4) Other Termination. Subject to Section 5(g),
                  unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or (except in the case of an Incentive Stock Option) after grant, (a) if an Optionee's employment by the

                  Company and any Subsidiary is involuntarily terminated for any reason other than death, Disability or Retirement, or
                  (b) if an Optionee voluntarily terminates employment (except for Disability or Retirement) with the Company and any Subsidiary, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Stock Option's term, but with respect to an involuntary termination, only if the involuntary termination is without Cause.

                  (g) Incentive Stock Options. Except in connection with the exercise of the Company's rights under any applicable Option Agreement, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422. To the extent that the aggregate Fair Value of shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by an optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Value of the shares shall be determined as of the grant of the relevant Option. To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:

                  (1) if (x) a participant's employment is terminated by reason of death, Disability, or Retirement and (y) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 5(f), applied without regard to the $100,000 limitation contained in
                  Section 422(d) of the Code, is greater than the portion of such Option that is immediately exercisable as an "Incentive Stock Option" during such post-termination period under
                  Section 422, such excess shall be treated as a Non-Qualified Stock Option; and

                  (2) the Committee may, with the consent of the participant or in connection with the exercise of the Company's rights under any applicable Option Agreement, treat any Incentive Stock Option as a Non-Qualified Stock Option.

                  (h) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Common Stock or Restricted Stock an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Optionee at the time that such offer is made.

                  (i) Settlement Provisions. If the Option Agreement so provides at grant or (except in the case of an Incentive Stock Option) is amended after grant and prior to exercise to so provide (with the Optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Value (as determined by the Committee) of such Restricted Stock determined without regard to the forfeiture restrictions involved.

                  (j) Performance and Other Conditions. The Committee may condition the exercise of any Option upon the attainment of specified performance goals or other factors as the Committee may determine, in its sole discretion. Unless specifically provided in the Option Agreement, any such conditional Option shall vest immediately prior to its expiration if the conditions to exercise have not theretofore been satisfied.

SECTION 6. STOCK APPRECIATION RIGHTS.

                  (a) Grant of Rights. Subject to the following terms and conditions, the Committee may grant Stock Appreciation Rights in such form and upon such terms (including price, if any) and conditions, including the attainment of performance goals, as the Committee may from time to time determine.

                  (b) Exercise or Maturity. Upon the exercise or maturity of a Stock Appreciation Right, the participant shall be entitled to receive an amount in cash and/or shares of Common Stock (as provided in the award agreement or as determined by the Committee in its sole discretion if the form of payment is not set forth in the award agreement) equal to the excess of the Fair Value of one share of Common Stock on the date of exercise or maturity over the specified price (which may be the Fair Value as of the date of grant), multiplied by the number of shares in respect of which the Stock Appreciation Right has been exercised or with respect to which the Stock Appreciation Right has matured. Depending on the terms of the award, payment may be made only on exercise, after the Stock Appreciation Right has vested and any conditions to the exercise of the Stock Appreciation Right have been satisfied, or payment may be made automatically on or after a specified maturity date. The participant shall be entitled to exercise Stock Appreciation Rights (regardless of separate grant dates), no more than once each calendar year, except to the extent additional exercises in any calendar year are permitted by the Committee in a particular situation.

                  (c) Term. The term of each Stock Appreciation Right shall be fixed by the Committee, but no Stock Appreciation Right shall be exercisable or have a maturity date more than ten years after it is granted. Any Stock Appreciation Rights awarded pursuant to the Plan will terminate on the same terms as a Nonqualified Stock Option awarded pursuant to the Plan following the termination of the holder's employment or service.

SECTION 7. RESTRICTED STOCK.

                  (a) Administration. Shares of Restricted Stock may be issued either alone, in addition to, or in tandem with other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Restricted Stock to be awarded to any person, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and the other terms, restrictions and conditions of the awards as provided in Section 7(c). The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

                  (b)      Awards and Certificates.

                           (i) The prospective recipient of a Restricted Stock
                  award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

                           (ii) The purchase price for shares of Restricted
                  Stock shall be established by the Committee and may be zero.


                           (iii) Awards of Restricted Stock must be accepted
                  within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock award agreement and paying whatever price (if any) is required under Section 7(b)(i).

                           (iv) Each participant receiving a Restricted Stock
                  award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

                           (v) The Committee may require that the stock
                  certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such award.

                  (c) Restrictions and Conditions. Consistent with the terms of the Plan, including Section 10 of the Plan, the Committee may prescribe such other restrictions, conditions or terms of forfeiture with respect to an award of Restricted Stock as it deems appropriate, including but not limited to restrictions on transfer of Restricted Stock and terms providing for the purchase of such Restricted Stock by the Company. Any such restrictions, conditions or terms of forfeiture with respect to Restricted Stock will be set forth in a Restricted Stock award agreement.

SECTION 8. OTHER STOCK-BASED AWARDS.

                  (a) Administration. Other Stock-Based Awards, including, without limitation, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Common Stock awards or options valued by reference to earnings per share or Subsidiary performance, may be granted either alone, in addition to, or in tandem with Stock Options, Stock Appreciation Rights, or Restricted Stock granted under the Plan; provided that no such Other Stock-Based Awards may be granted in tandem with Incentive Stock Options if that would cause such Stock Options not to qualify as Incentive Stock Options pursuant to Section 422 of the Code. Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Common Stock upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

                  (b) Terms and Conditions. Other Stock-Based Awards made pursuant to this Section 8 shall be subject to the following terms and conditions:

                           (i) Shares subject to awards under this Section 8 and
                  the award agreement referred to in Section 8(b)(v) below, may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance, or deferral period lapses.

                           (ii) Subject to the provisions of this Plan and the
                  award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this
                  Section 8 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

                           (iii) Any award under Section 8 and any shares of
                  Common Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee in its sole discretion.

                           (iv) In the event of the participant's Retirement,
                  Disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an award under this Section 8.

                           (v) Each award under this Section 8 shall be
                  confirmed by, and subject to the terms of, an agreement or other instrument by the Company and the participant.

                           (vi) Common Stock (including securities convertible
                  into Common Stock) issued on a bonus basis under this Section 8 may be issued for no cash consideration. Common Stock (including securities convertible into Common Stock) purchased pursuant to a purchase right awarded under this Section 8 shall be priced at least 85% of the Fair Value of the Common Stock on the date of grant.

SECTION 9. CHANGE IN CONTROL PROVISIONS.

                  (a)      Impact of Event. In the event of:

                           (1) a "Change in Control" as defined in Section 9(b); or

                           (2) a "Potential Change in Control" as defined in Section 9(c), but only if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination),

                           (i) Subject to the limitations set forth below in this Section 9(a), the following acceleration provisions shall apply:

                                    (a) Any Stock Appreciation Rights or any
                           Stock Option awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

                                    (b) The restrictions applicable to any
                           Restricted Stock and Other Stock-Based Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested.

                           (ii) Subject to the limitations set forth below in
                  this Section 9(a), the value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock, and Other Stock-Based Awards, in each case to the extent vested, shall, unless otherwise determined Board or by the Committee in its sole discretion prior to any Change in Control, be cashed out on the basis of the "Change in Control Price" as defined in
                  Section 9(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Board or Committee may determine prior to the Change in Control.

                           (iii) The Board or the Committee may impose
                  additional conditions on the acceleration or valuation of any award in the award agreement.

                  (b)      Definition of Change in Control. For purposes of
         Section 9(a), a "Change in Control" means the happening of any of the following:

                           (i) any person or entity, including a "group" as
                 defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company's securities having 40% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

                           (ii) as the result of, or in connection with, any
                 cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

                           (iii) during any period of two consecutive years,
                 individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

                  (c) Definition of Potential Change in Control. For purposes of Section 9(a), a "Potential Change in Control" means the happening of any one of the following:

                           (i) The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 9(b); or

                           (ii) The acquisition of beneficial ownership,
                  directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Company representing 20% or more of the combined voting power of the Company's outstanding securities and the adoption by the Committee of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

                  (d) Change in Control Price. For purposes of this Section 9, "Change in Control Price" means the highest price per share paid in any transaction reported on a national securities exchange or market on which the Common Stock is traded, or paid or offered in any bona fide transaction related to a Potential or actual Change in Control of the Company at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights or, where applicable, the date on which a cash out occurs under Section 9(a)(ii).

SECTION 10. TERMS AND CONDITIONS OF AWARDS.

         The terms and conditions of each award shall be established and set forth in an Option Agreement (in the case of an Option), a Stock Appreciation Rights Award Letter (in the case of a Stock Appreciation Right), or a Restricted Stock Award Agreement (in the case of an award of Restricted Stock), as the Committee shall deem appropriate. The individual terms, conditions, restrictions and limitations contained in any such agreements (and any modifications to any such agreements that may be made from time to time) shall be in the sole discretion of the Committee, subject only to the requirements of the Plan.

SECTION 11. AMENDMENTS AND TERMINATION.

         The Board may amend, alter, or discontinue the Plan, but (except as provided in Section 3 and Section 10 above) no amendment, alteration, or discontinuation shall be made which would impair the rights of an Optionee or participant under a Stock Option,

Stock Appreciation Right, Restricted Stock award, or Other Stock-Based Award theretofore granted, without the Optionee's or participant's consent.

         The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 and Section 10 above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.

SECTION 12. GENERAL PROVISIONS.

                  (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the United States Securities and Exchange Commission, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  (b) The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant by the Company, nothing contained herein shall give any such participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Common Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

                  (c) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

                  (d) The adoption of the Plan shall not confer upon any employee of or director or consultant to the Company or any Subsidiary any right to continued employment with or rendering of services as a director or consultant to the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees or the services of any of its directors or consultants at any time.

                  (e) No later than the date as of which an amount first becomes includable in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The Committee may require withholding obligations to be settled with shares of Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on the payment or making of satisfactory arrangements for the payment of withholding obligations and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

                  (f) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

                  (g) The members of the Committee and the Board shall not be liable to any employee or other person with respect to any determination made hereunder in a manner that is consistent with their legal obligations as members of the Board. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding, the Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

                  (h) In addition to any other restrictions on transfer that may be applicable under the terms of this Plan or the applicable award agreement, no Option, Stock Appreciation Right, Restricted Stock award or Other Stock-Based Award or other right issued under this Plan is transferable by the participant other than (i) by will or the laws of descent and distribution or (ii) with the prior written consent of the Committee; provided, however, that an Incentive Stock Option is only transferable pursuant to (i) above. The designation of a beneficiary will not constitute a transfer.

SECTION 13. REPURCHASE RESTRICTIONS.

         If an Optionee's employment by the Company and any Subsidiary is terminated for any reason prior to a Public Offering, the Company shall have the right to repurchase at Fair Value any shares of Common Stock held by Optionee and purchased pursuant to the exercise of a Stock Option granted under the Plan. The closing of the repurchase under this Section 13 shall occur within 60 days of the termination of Optionee's employment.

SECTION 14. EFFECT OF SECTION 162(M) OF THE CODE.

         Section 162(m) of the Code does not apply to the Plan prior to a Public Offering. Following a Public Offering, the Plan, and all Awards (except Awards of Restricted Stock that vest over time) issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The exemption is based on Treasury Regulation Section 1.162-27(f), in the form existing on the effective date of the Plan, with the understanding that such regulation generally exempts from the application of Section 162(m) of the Code compensation paid pursuant to a plan that existed before a company becomes publicly held. Under such Treasury Regulation, this exemption is available to the Plan for the duration of the period that lasts until the earlier of (i) the expiration of the Plan, (ii) the material modification of the Plan, (iii) the exhaustion of the maximum number of shares of Common Stock available for Awards under the Plan, as set forth in Section 3(a), (iv) the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company first becomes subject to the reporting obligations of Section 12 of the Exchange Act, or (v) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder. The Committee may, without shareholder approval, amend the Plan retroactively and/or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of
Section 162(m) of the Code required to preserve the Company's Federal income tax deduction for compensation paid pursuant to the Plan. To the extent that the Administrator determines as of the date of grant of an Award that (i) the Award is intended to qualify as Performance-Based Compensation and (ii) the exemption described above is no longer available with respect to such Award, such Award shall not be effective until any shareholder approval required under Section 162(m) of the Code has been obtained.

SECTION 15. TERM OF PLAN; EFFECTIVE DATE.

         No Stock Option, Stock Appreciation Right, Restricted Stock Award, Other Stock-Based Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of adoption of the Plan by the Board, but awards granted prior to such tenth anniversary may be extended beyond that date.


         This Plan was adopted by the Board and became effective on February 17, 2000 and it was approved by the stockholders of the Company on February 17, 2000. The Board approved an amendment to the Plan on June 27, 2001 and the stockholders approved the amendment on July __, 2001.



                                      BEACON EDUCATION MANAGEMENT, INC.

                                      /s/ William R. Deloache, Jr.
                                      -----------------------------------------
                                      By: William R. Deloache, Jr.
                                      Title: Chairman